Exhibit 10.2

To rent or rent a book

Shenzhen united win win group co. LTD

House lease contract

Lessor (party a):     Shenzhen united win win group co. LTD

Company website: www.unitedwin.cc	Telephone: 86603641

Address: floor 34, building 1, dachong business center, no. 9680, shennan avenue, nanshan district, shenzhen

Lessee (party b) : May 8 life circle (shenzhen) technology co., LTD

Legal representative (person in charge) : Chen yanhuan id no. : 445281198501172751

Address: no. 9680, shennan avenue, dazhong community, yuehai street, nanshan district, Shenzhen

Room 3001A, building 1, building 1, dachong business center (phase ii)

In accordance with the contract law of the People's Republic of China, the urban real estate administration law of the People's Republic of China, the implementation rules and the decision of the standing committee of the shenzhen municipal people's congress on strengthening the security responsibility of housing lease, party a and party b have reached an agreement to conclude this contract.

Article 1 subject: party a shall lease to party b the 1310 building (hereinafter referred to as the leased building) located on the south side of 13th floor, zhongan building, plaza road, buji street, longgang district, shenzhen city for office use.    Article 2 lease term

The lease term of the premises shall be from February 1, 2020 to March 31, 2022.    If party b intends to continue to lease the premises after the expiration of the lease term, it shall submit a written application for renewal to party a 90 days before the expiration of the lease term.  If party b decides not to renew the lease or party a fails to receive party b's application for renewal within the 90-day period as agreed herein, party b shall be deemed to have given up the priority right of lease under the same conditions;  Within 90 days prior to the expiration of the lease term agreed herein, party a shall have the right to inform party b in advance and show the new tenant to the leased premises, and party b shall cooperate (without unreasonable refusal).

Article 3 lease price

1. The first-year rental fee of the above houses is ￥78142.27 / month;The total price includes rent, property management fee, property maintenance fund and house lease tax. The lease tax changes with the increase of rent. If the government policy adjusts the tax rate, the responsible party shall pay the corresponding tax according to the latest tax rate standard.

2. Utilities and other expenses incurred in the use of the leased premises shall be borne by party b on a monthly basis from the date of delivery of the premises, and taxes shall be calculated separately.During the lease term, the property management company shall have the right to make reasonable adjustments to the property management fee and other expenses and notify party b in time. The tariff rate varies with the increase of the lease cost; If the government policy adjusts the tax rate, the bear shall pay the corresponding tax according to the latest tax rate standard. The lessee shall pay the corresponding taxes and fees to the leaser when paying the lease fee.

3. Increasing:

From February 1, 2021 to March 31, 2022, the rental fee is ￥82830.81 / month.

Fire safety responsibility of rental house

In order to further implement the principle of "who USES, who is responsible for", according to "agency, organization, enterprise, institution fire control safety management provisions", comrade Chen yanhuan as the 1310 unit of zhongan fire safety manager, responsible for the fire control safety of the leased housing area, and abide by the following provisions:

1. Strictly abide by the regulations on safe electricity consumption management; overloading electricity consumption is strictly prohibited;

2. If it is necessary to draw temporary lines or add electrical equipment, it must be approved by our unit and installed by a formal electrician;

Three, strengthen the use of fire management, pay attention to the use of fire safety, when the use of fire personnel shall not leave without authorization, so that people out of the fire;

Iv. In case of renovation and decoration, the construction shall be carried out only after the approval of our unit and the approval of the local fire control supervision institution, and the approval procedures shall be reported to our unit for the record;

5. Fire control facilities in buildings are strictly prohibited to alter, block or divert them without permission;

Vi. Shall be equipped with reasonable and necessary fire fighting equipment, and shall train the subordinate staff to improve their fire fighting and self-rescue capabilities;

7. Obey management, consciously accept all kinds of safety inspection, and actively rectify the fire hidden danger; 8. If the responsible person leaves the unit, this responsibility statement shall continue to be valid for the lessee and user;

Ix. In case of fire, the lessee shall compensate for the loss caused and bear the expenses of fire extinguishers.

Unit (seal)	(seal) person in charge :(signature)

Person in charge :(signature)

Shenzhen housing rental safety management responsibility

In order to implement the decision of the standing committee of shenzhen municipal people's congress on strengthening the security responsibility of housing lease, further clarify the security responsibility of housing lease, strengthen the security management of rental housing, and ensure the safety of people's lives and property, this responsibility statement is formulated in accordance with relevant laws and regulations:

1. The lessor and lessee of the production and business premises (including various commodity markets and their stalls and counters), office premises, residential premises and other premises within the administrative area of this municipality shall be responsible for the safety of the leased premises.

2. The lessor shall have the house ownership certificate or other certification documents prescribed by the municipal government. In case of entrustment, the owner shall sign a written entrustment agreement with the trustee to stipulate their respective safety responsibilities. The housing subtenant, other persons engaged in actual leasing activities and the housing lender shall bear the security responsibility of the lessor.

3. If the lessee USES the leased building for production and business operation, the lessor shall require the lessee to produce the relevant certificates having gone through fire control procedures and the business license for industry and commerce or the business license for business operation.

4. The lessor shall check the safe use of the leased building and the nature of use at least once a quarter and make a written record, and the lessee shall cooperate and sign; If, for objective reasons, it is not possible to view in person, it shall be entrusted to others.

5. The lessor shall report to the general management agency of the leased premises or other relevant administrative departments if he finds any security risks in the leased premises or the lessee arbitrarily changes the nature of the use of the premises.

6. The lessee shall, in accordance with the provisions of laws and regulations and the agreement of the housing lease contract, make safe and reasonable use of the premises and shall not arbitrarily change the structure and use nature of the premises; If the lessee finds that the leased building has hidden safety hazards, he shall immediately notify the lessee and report to the general administration of the leased building or other relevant administrative departments.

7. The lessee shall not change the function of the leased house without authorization, and it is prohibited to use the leased house for gambling, drug abuse and drug trafficking, prostitution and whoring, making and selling yellow, harrying criminal personnel, harrying and selling stolen goods and other illegal crimes; It is prohibited to use rented houses to engage in transmission and marketing or disguised pyramid selling, operate without a license, open clinics without a license, illegally practice medicine and illegally engage in recycling renewable resources and other illegal activities;   The production, storage and operation of inflammable, explosive, toxic, radioactive and other dangerous goods in rented residential buildings shall be prohibited.

Viii. The leasing parties shall assist and cooperate with the general management agency of the leased premises in the security inspection and management of the leased premises, and truthfully provide relevant materials and information.

Ix. If the lessor or lessee fails to perform the safety responsibility according to law, thus causing damage to the person or property of others, the victim may demand the lessor or lessee to bear the corresponding compensation liability according to law.

Lessor's agent :(signature and seal)	bearing	Lessee :(signature and seal)

Shenzhen floating population and rental housing general management office printed

Article 4 performance bond, down lease fee and other expenses:

1. Party b shall pay the performance security to party a before January 14, 2020.

And the first lease fee from February 1, 2020 to February 29, 2020, ￥: 78142.27, in words: seventy-eight thousand one hundred and forty-two point seven.

Total ￥267464.61, in words: two hundred and sixty-seven thousand four hundred and sixty-four hundred and sixty-one jiao. If party b fails to deliver the property within 3 working days, it shall be deemed that party b has given up the lease of the property and the articles in the property, and party a shall be deemed to have agreed to change the lock by itself, and the articles in the property shall be deemed as garbage cleaning.  Party a shall have the right to take back the property and confiscate the deposit previously paid. Party a shall have the right to lease the property separately. If party b delays in paying the full amount with the written consent of party a, party b shall pay party a a late fee of 5‰ of the full amount per day for the number of days of delay and shall pay such late fee at the same time of paying the full amount. All kinds of deposit shall be used to guarantee that party b fully and properly performs its obligations under this contract, and shall not be used to offset the rent, overdue fine, liquidated damages, compensation, property management fees and other expenses, water and electricity fees and other expenses at any time. Otherwise, party b shall be deemed to have breached the contract.

2. Upon expiration of the contract, all expenses shall be settled, the facilities and equipment shall be normal (except for normal losses), and the leased premises shall be returned on time and the registered address shall be moved to other places other than the subject matter hereof, the full amount of the deposit shall be returned to party b without interest.

3. Party b shall pay the lease fee and other fees once a month, i.e. The payment of water, electricity and other expenses shall be made monthly, that is, before the first day of each month, and party b shall pay the overdue fine to party a at the rate of 5‰ of the monthly payable.  If party b has not more than five natural day, in addition to collecting overdue fine for delaying payment, party a has the right to take suspension of water, electricity, air conditioning, communication (if applicable) supply measures such as urging the party b to perform its obligations under this contract, party b to party a's supervision line as agreed and assume the resulting consequences, suspension of water, electricity, air conditioning, party b shall pay rental fee still during the communication.  If party b fails to pay the lease and other fees for more than 10 natural days, party a shall have the right to terminate (terminate) the contract and refuse to return the performance bond. Notice issued by party a to party b terminates the contract within the specified time, party b to move out of the property, as the expiration of party b to give up the items in the possession of the property, regard as agree to party a on its own in the lock, and agrees that the party a will clear the contents of the property as rubbish (remove of the contract after the contract all belong to party b's default, are processed according to the regulations.) ; At the same time, party a shall have the right to hold party b liable for any loss caused to party a by its breach of contract. The lease fee shall be calculated and paid to party b on the date when party b actually returns the leased premises. (1) overdue fees, interest and service charges (if any) owed by party b;(2) party b has no objection to property management and other fees, utilities and rents.Party b agrees that it shall have no right to designate or claim that the payments made by it shall be specific payments until all payments have been made in accordance with the above payment order. Party a's acceptance of party b's late payment of the lease fee or other fees shall not be deemed as a waiver of party a's right to claim liability against party b for breach of contract.

Article 5 the delivery date of the premises shall be February 1, 2020 (hereinafter referred to as the "delivery date"). Party b has fully checked the lease scope, area and current situation of the leased premises when signing this contract, and party a shall deliver the leased premises according to the current situation of the leased premises.After party b accepts the leased house, it shall be deemed that party a has delivered the leased house in accordance with the contract. Both parties shall sign the confirmation of delivery of the premises as proof of party b's acceptance of the leased premises. Party b shall not modify the structure of the leased building until party a agrees in writing

Begin to lease the structure of the house.   Article 6 rights and obligations of party b

Attachment 4:

1. Party b must abide by the laws, decrees, regulations and social ethics of the People's Republic of China, and abide by and perform the property management rules and regulations.

2. All claims, debts, disputes and lawsuits arising out of party b's operation shall be borne by party b and have nothing to do with party a. Party b shall not mortgage or guarantee the leased premises to any institution or individual.

3. Party a shall not be liable to compensate party b for any loss caused by the failure of normal operation of any facilities in the building or the leased premises, including but not limited to the failure of normal supply or interruption of water, electricity and air conditioning, due to circumstances not foreseen and controlled by party a.Meanwhile, the provisions of this agreement and party b's liability to pay the lease fee and other fees shall not be affected in any way. Party b shall not because of the property management company commissioned by party a are not complete or delay repair, or fail to provide any service facilities such as its commitments in this contract, and to reduce or stop paying rental fees or other according to this contract must pay the costs, such as the behavior of the property management company commissioned by party a to party b losses, party b shall have the right to demand compensation for the property management company commissioned by party a.

4. Party b shall make reasonable use of the leased premises and the attached facilities. If the premises or the attached facilities are damaged, damaged or broken due to improper or unreasonable use by party b, party b shall be responsible for repair or compensation and shall promptly notify party a.It shall not use the leased premises to engage in illegal ACTS.

5. Party b shall, within 3 days after signing this contract, provide the signing documents, including but not limited to the copy of the business license, the copy of the id card of the legal person, the copy of the id card of the signatory, the entrustment documents, etc.

6. If party b fails to fulfill the time limit stipulated in the contract and proposes to sublet or breaches the contract, which results in the termination of the contract in advance, party b shall not be entitled to the concession of the rent-free period. Party b shall pay the rental fee of the rent-free period according to the monthly rental fee agreed in the first year of the contract.

7. During the lease term after the delivery of the premises, party b shall pay the rent in full and on time and bear the overdue penalty. Party b shall lease the premises in accordance with the current situation of the premises and shall not refuse to pay the lease fee for any reason, such as the decoration of the premises does not meet the use requirements or the surface product error.

8. If the government requisition, take back or demolish the leased house and both parties reach an agreement through negotiation, the contract may be terminated.

9. During the lease term, party b shall not sublet without the written consent of party a, otherwise it shall be deemed as a fundamental breach of contract by party b.

10, due to party b to sublet, with party A's prior written consent of the monthly rental fee 10% of sublet after depreciation cost, and can meet the following conditions to sublet A: sublet the price after price increase for the following year, and the third party must sign A new lease contract directly with party A, accept the original tenant remaining outstanding all the terms and conditions of the lease term and the original leasing contract content;B: the third party must be for office use, and not accept companies such as beauty treatment, clinic and pyramid selling.C: within 3 working days after party b settles all fees and moves the registered address to a place other than the subject matter of the contract, and after party b completes the processing, party a shall refund the security fee paid by party b in full. If party b fails to submit a written sublease application to party a or finds a customer for sublease without written consent of party a, party a shall deal with it in accordance with article 6 (9) hereof.

11. After this contract comes into force upon being signed and sealed by both parties, party b shall not claim to change the subject of the contract.

12. If party b signs multiple lease contracts with party a to lease more than one set of property owned by party a, it shall be deemed to have signed one lease

Payment agreement

The lessee shall pay the amounts payable under the contract directly from his account/the company's account in strict accordance with the contract.If the third party is entrusted to pay, the lessor will not approve. If the lessor receives funds paid to the account by the non-lessee, it shall be regarded as an unknown property and shall be properly kept, ready for claim by the payer at any time; Payment of this amount shall not be deemed to be lessee's payment and lessee shall still be liable for breach of contract and other legal consequences for late payment of lease costs as agreed.

If the leasing fee is not paid in accordance with the time agreed in the contract, our company will charge the overdue fine of the amount agreed in the contract to the client who delays in paying the leasing fee. The details are as follows:

1. In the process of leasing the premises, the lessee shall not find any excuse to delay the payment of the rent, otherwise, it shall comply with article 2 below;

2. In case of delay in paying the lease fee, the overdue fine shall be calculated from the next day of the due date according to the actual natural days.The late payment shall be subject to the provisions of the lease contract, and the late payment shall be paid together with the monthly lease fee. If the lessee refuses to pay, the leaser has the right to choose to deduct the deposit from the lessee's deposit. If the deposit is not enough as agreed in the contract, the lessee shall make up the deposit in time.

3. For customers who pay the lease fee on time, we will give priority to renew the contract after it expires.

Legal risk agreement

This lease contract is strictly prohibited from any form of sublease, including but not limited to sublease, sublease in disguise, sharing the lease with others, co-operating with others, lending the premises to others, entrusting the premises, and other ACTS of direct use of the lease by the non-lessee himself; In order to prevent legal risks, the name of the company displayed at the front desk of the lessee must be consistent with that of the lessee;   If the lessee is an individual signing the contract, the individual signing the contract must be the legal representative or shareholder of the suspended company; Otherwise, once the above behavior is discovered, the lessee is deemed to have breached the contract fundamentally, and the lessor has the right to terminate the contract; Repossession of rented premises. The listed company and the person signing the lease contract shall be jointly and severally liable.

Party a confirms:	Party b confirms:

Confirmation date:	Confirmation date:

Annex iii: the current situation of the room

Contract to lease multiple properties; Any breach of the lease contract shall be deemed as a breach of the entire lease contract. If a property meets the conditions for termination of the contract, all the properties shall be deemed to have met the conditions for termination, and party a shall have the right to terminate all the lease contracts. The deposit paid by all the properties shall not be returned, and the lease fee paid by party b shall be calculated in whole.

13. If this contract expires or party b breaches the contract and party a cancels the contract, party a shall have the right to charge party b twice the rental fee for the delay in returning the leased premises. Party b hereby agrees.

14. If party b fails to move out and return the leased premises within three (3) natural days after the termination or expiration of this contract, party b shall be deemed to have given up the ownership of all articles in the leased premises. Party a shall have the right to take back the leased premises by changing the locks and other means, and party a may dispose of the articles left by party b in the leased premises by itself.Party a's delay in asserting any right of this agreement shall not constitute a waiver of such right, and party a shall have the right to exercise such right at any time at its option.   Article 7 rights and obligations of party a

1. During the term hereof, if the property right of the leased premises is owned by party a, party a shall notify party b in writing one month prior to the transfer of part or all of the property right of the leased premises. Party b shall give a reply to party a within 10 working days upon receipt of the written notice from party a. party b shall have the preemptive right under the same conditions, and such late reply shall be deemed as waiver of the preemptive right.

2. Party a shall ensure that the security of the leased premises delivered complies with relevant laws, regulations or rules.

3. Party a shall not interfere with or obstruct party b's normal use of the leased premises;

Article 8 party b shall be deemed to have fundamentally breached the contract under any of the following circumstances, and party a shall have the right to immediately terminate the contract; At the same time, party b shall have the right to ask party b to bear the liability for breach of contract

1. If the lease fee is in arrears for more than 10 natural days (excluding the principal), or the other fees in arrears amount to more than seven thousand yuan;

2. Violation of the provisions in the safety management contract for the lease of the premises stated in this contract;

3. Those who violate relevant regulations on fire control and electricity consumption and fail to make rectification in time or fail to pass the rectification shall not bear the responsibility for maintenance or pay the maintenance expenses, thus causing serious damage to the house or equipment;

4, due to party b's behavior violate the market supervision and administration, financial supervision and regulation department and other departments in violation of state rules, is limited can't normal business office, or by other courts etc. The agency notice to cease his camp, including but not limited to, for illegal fund raising, financial fraud, contract fraud, etc., lead to rental vacancy, or homes have been seized, the vacancy and seizure during party b must still be liable double rental fees and this combined with responsibility;Party b agrees that party a shall dispose of the contents of the house, and party b shall not be held responsible; If the premises are not sealed up, party a shall have the right to take back the leased premises and lease it again, and party b shall be liable for the breach. Liability for breach of contract shall be implemented as agreed in the contract;

5. Other matters that shall be deemed as a fundamental breach under this contract (including but not limited to party b's breach in the course of the contract, which shall require early termination/termination of this contract).

During the performance of this contract, if the lease contract is terminated due to party b's fundamental breach, party b shall not have the right to demand the return of the deposit and all other deposits. Meanwhile, party b shall also bear the losses incurred by party a due to the loss of personalized decoration, the loss of no profit during the vacancy period of the house, and the loss of investment commission. In addition, party b shall pay party a a penalty for the lease of five months, which shall be paid to party a in a lump sum upon termination of the contract.

Article 9 party a shall be deemed to have breached the contract under any of the following circumstances and shall be liable for breach of contract as agreed herein.    2. The security of the leased house does not comply with relevant laws, regulations or rules;

3. Party a unilaterally requests to terminate (terminate) the contract in advance without justified reasons.

If party a fundamentally breaches the contract due to the above reasons, party b shall have the right to unilaterally terminate the contract, and shall have the right to require party a to return the deposit and bear party b's actual loss such as relocation fee and commission for the second lease of the premises, the total amount of which shall not exceed the amount of the lease fee for five months.Upon termination of the contract, the payment shall be made to party b in one lump sum.

Article 10 disputes and conflicts all the terms and conditions agreed in this contract are voluntary expressions of the true intention of both parties, and both parties shall consciously perform them. Any modification or supplement to the contents of this contract shall be made in writing as an appendix to this contract. The appendix and this contract have the same legal effect. In accordance with the principle of strict self-discipline and leniency to others, the signature of any employee of party a shall not represent the opinion of party a, and any opinion of party a shall be valid only if it is affixed with the official seal of party a. The signature of the employee in charge of party b can represent the opinion of party b, and the official seal of party b is not required (if party b is an individual, the signature of the first successor of party b shall be valid according to the inheritance law).

Article 11 any dispute arising out of this contract between party a and party b shall be settled through negotiation. If no settlement can be reached through negotiation, the court in the place where the house is located shall have jurisdiction over the case.

Article 12 it is agreed that the following mailing addresses shall be the service addresses of notices or documents of the parties:

Address of party a: floor 34, building 1, dachong business center, no. 9680 shennan avenue, nanshan district, shenzhen

Party a's email address: szlhgylaw@unitedwin.cc

Address of party b: room 1310, zhongan building, plaza road, buji street, longgang district, shenzhen

Party b's E-mail address: chenyh@58youpin.cn

If the address of service is not notified in writing of the change, it shall remain valid. A notice or document given by one party to the other party shall be deemed to have been served by the other party three (3) days after it was mailed to the address at which it arrived or sent to the other party's mailbox.

Article 13 this contract shall come into force immediately upon signing; Two copies, one for party a and one for party b.

Party a (signature and seal): party b (signature and seal) :

Agent: agent:

Contract signing place: nanshan district, shenzhen city

Note: party a has granted party b a rent-free period of 45 days. If party b fails to perform the sublease or terminate the contract before the expiration of the contract, party b shall bear the rent-free period fee of RMB 148680.00. Party b agrees to the provisions of this article and undertakes to cooperate with the implementation thereof.

Annex I: lease scope plan

Annex ii: plane layout